Exhibit 21
ARRIS Group Inc. & Subsidiaries

ARRIS Group Inc., 58-2588724 (Delaware), stock is publicly traded
ARRIS Solutions, Inc., 26-1522408 (Delaware)
C-COR Incorporated, 36-3977107 (Delaware)
Broadband Management Solutions LLC, 25-1891946
C-COR Solutions Pvt. Ltd. (India, dormant)
C-COR Electronics Canada, Inc
Worldbridge Broadband Services S. de R.L. e C.V. (Mexico, dormant)
ARRIS Group de Mexico S.A. de C.V. (Mexico)
ARRIS Group Europe Holding B.V. (Netherlands)
ARRIS Group B.V. (Netherlands)
ARRIS Group B.V. France Branch
ARRIS Group B.V. U.K. Branch
ARRIS Germany GmbH (Germany)
C-COR Broadband Communications Europe GmbH (Austria — liquidating)
C-COR Iberica S.L. (Spain)
C-COR Iberica S.L. Portugal Branch
nCUBE UK Ltd. (dormant)
C-COR Singapore PTE Ltd. (liquidated)
C-COR Argentina S.R.L.(dormant)
C-COR Incorporated – China Rep Office
Texscan Corporation, 74-2678034 (Nevada) — dormant
ANTEC International Corporation (Barbados) — dormant
Electronic Connector Corp. of Illinois, 36-3542005 (Illinois)
Power Guard, Inc., 63-1139816 (Illinois) — dormant
ARRIS Korea, Inc., 51-0559046 (Delaware)
ARRIS Korea, Inc. Korea Branch
ARRIS International Netherlands, B.V. (Netherlands)
Communicaciones Broadband S.A. de C.V. (Mexico) — dormant
ANTEC Latin America, Inc., Sucursal Argentina (Argentina) — Branch
ANTEC Do Brasil LTDA (Brasil)
Arris Group Japan K.K. (Tokyo, Japan)
ARRIS Group Telecommunicaciones Compania Limited (Chile)
Arris Communications Ireland Limited (Ireland)
ARRIS Technology (Shenzen) Co., Ltd. (China)
ARRIS China Rep Office (China)
ARRIS Hong Kong Rep Office (Hong Kong)